Exhibit 99.1

LogMeIn Announces First Quarter 2020 Results

Boston, April 23, 2020 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the first quarter ended March 31, 2020.

First quarter 2020 financial highlights include:

•	Revenue was $322.4 million, up 5% compared with the first quarter of 2019
•	GAAP net loss was $11.3 million or ($0.23) per share and non-GAAP net income was $59.2 million or $1.21 per diluted share
•	EBITDA was $55.1 million or 17.1% of revenue and Adjusted EBITDA was $96.1 million or 29.8% of revenue
•	Cash flow from operations was $88.0 million or 27.3% of revenue and adjusted free cash flow was $88.1 million or 27.3% of revenue
•	Total deferred revenue was $451.3 million, up $43.1 million from the fourth quarter of 2019

Confirming status of definitive merger agreement

In December 2019, LogMeIn announced that it had reached a definitive agreement to be acquired by affiliates of Francisco Partners and Evergreen Coast Capital Corp., the private equity affiliate of Elliott Management Corporation.  On March 12, 2020, the Company announced that its stockholders had voted to adopt the merger agreement.  The transaction is expected to close in mid-2020, subject to receipt of FCC and remaining state communications regulatory approvals and other customary closing conditions.

Conference Call and Financial Outlook

LogMeIn will not be holding a conference call or providing a financial outlook due to the Company’s pending transaction with affiliates of Francisco Partners and Evergreen Coast Capital Corp.

Where to Find Additional Business and Financial Information

Additional information regarding the Company’s first quarter results, financial condition and operations can be found in the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC before the market opens on April 24, 2020.  A copy of the Company’s Quarterly Report on Form 10-Q will be available on the SEC’s website, http://www.sec.gov, and the Company’s investor relations website at https://investor.logmeininc.com/about-us/investors/financials/sec-filings/default.aspx.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-

GAAP net income, non-GAAP net income per diluted share, adjusted cash flow from operations, and adjusted free cash flow.

•	Non-GAAP revenue excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.
•	EBITDA is GAAP net income (loss) excluding interest, income taxes, other (expense) income, net, and depreciation and amortization expense.
•	EBITDA margin is calculated by dividing EBITDA by revenue.
•

Adjusted EBITDA is EBITDA excluding the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, merger-related costs, stock-based compensation expense, restructuring charges, and litigation-related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.
•

Non-GAAP operating income excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, merger-related costs, stock-based compensation expense, restructuring charges, and litigation-related expense.

•

Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, merger-related costs, stock-based compensation expense, restructuring charges, litigation-related expense, and discrete integration related tax impacts.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.
•

Adjusted cash flow from operations excludes acquisition retention-based bonus, litigation, restructuring, acquisition-related payments, merger-related payments and transaction and transition-related tax payments.

•	Adjusted free cash flow is adjusted cash flow from operations excluding purchases of property and equipment and intangible asset additions.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company's business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in unified communications and collaboration, identity and access management, and customer engagement and support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston, Massachusetts with additional locations in North America, South America, Europe, Asia and Australia.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	March 31,
	2019	2020
ASSETS
Current assets:
Cash and cash equivalents	$128,005	$189,550
Accounts receivable, net	107,595	106,541
Prepaid expenses and other current assets	89,351	104,283
Total current assets	324,951	400,374
Property and equipment, net	99,157	98,449
Operating lease assets	99,026	99,067
Restricted cash	1,883	1,808
Intangibles, net	840,427	787,091
Goodwill	2,414,287	2,413,611
Other assets	68,272	71,435
Deferred tax assets	7,994	8,364
Total assets	$3,855,997	$3,880,199
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$52,104	$45,478
Current operating lease liabilities	18,470	18,979
Accrued liabilities	161,996	158,465
Deferred revenue, current portion	390,087	437,266
Total current liabilities	622,657	660,188
Long-term debt	200,000	200,000
Deferred revenue, net of current portion	18,076	13,992
Deferred tax liabilities	170,482	161,200
Non-current operating lease liabilities	88,674	88,735
Other long-term liabilities	15,400	15,878
Total liabilities	1,115,289	1,139,993
Equity:
Common stock	573	573
Additional paid-in capital	3,369,893	3,384,902
Retained earnings	4,931	(6,354)
Accumulated other comprehensive income (loss)	684	(3,542)
Treasury stock	(635,373)	(635,373)
Total equity	2,740,708	2,740,206
Total liabilities and equity	$3,855,997	$3,880,199

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2020
Revenue	$307,700	$322,383
Cost of revenue	77,688	84,878
Gross profit	230,012	237,505
Operating expenses:
Research and development	40,717	39,879
Sales and marketing	114,634	126,210
General and administrative	33,886	33,699
Restructuring charge	8,474	18,541
Amortization of acquired intangibles	39,499	33,328
Total operating expenses	237,210	251,657
Income (loss) from operations	(7,198)	(14,152)
Interest income	661	267
Interest expense	(2,143)	(1,680)
Other income (expense), net	(260)	439
Income (loss) before income taxes	(8,940)	(15,126)
(Provision for) benefit from income taxes	(99)	3,841
Net income (loss)	$(9,039)	$(11,285)
Net income (loss) per share:
Basic	$(0.18)	$(0.23)
Diluted	$(0.18)	$(0.23)
Weighted average shares outstanding:
Basic	50,639	48,600
Diluted	50,639	48,600

LogMeIn, Inc.
Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended March 31,
	2019	2020
	(in thousands)
GAAP Revenue	$307,700	$322,383
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	418	—
Non-GAAP Revenue	$308,118	$322,383

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended March 31,
	2019	2020
	(In thousands, except per share data)
GAAP Net income (loss) from operations	$(7,198)	$(14,152)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	418	—
Stock-based compensation expense	15,031	16,861
Acquisition related costs	3,924	2,463
Merger related costs	—	2,253
Restructuring charge	8,474	18,541
Litigation related expenses	163	920
Amortization of acquired intangibles	60,469	52,686
Non-GAAP Operating income	81,281	79,572
Interest and other expense, net	(1,742)	(974)
Non-GAAP Income before income taxes	79,539	78,598
Non-GAAP Provision for income taxes	(19,686)	(19,421)
Non-GAAP Net income	$59,853	$59,177
Non-GAAP net income per diluted share	$1.17	$1.21
Diluted weighted average shares outstanding used in computing per share amounts	50,990	49,098

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
	2019	2020
	(in thousands)
GAAP Net income (loss)	$(9,039)	$(11,285)
Add Back:
Interest and other expense, net	1,742	974
Income tax provision (benefit)	99	(3,841)
Amortization of acquired intangibles	60,469	52,686
Depreciation and amortization expense	15,475	16,559
EBITDA	68,746	55,093
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	418	—
Stock-based compensation expense	15,031	16,861
Acquisition related costs	3,924	2,463
Merger related costs	—	2,253
Restructuring charge	8,474	18,541
Litigation related expenses	163	920
Adjusted EBITDA	$96,756	$96,131
EBITDA Margin	22.3%	17.1%
Adjusted EBITDA Margin	31.4%	29.8%

Calculation of Adjusted Cash Flows from Operations and Adjusted Free Cash Flow (unaudited)

	Three Months Ended March 31,
	2019	2020
	(in thousands)
GAAP Cash flows from operations	$119,650	$87,999
Add Back:
Litigation related payments	14	565
Acquisition retention-based bonus payments	1,463	3,286
Restructuring payments	1,894	3,642
Merger related payments	—	10,806
Acquisition-related payments	814	503
Adjusted cash flows from operations	123,835	106,801
Purchases of property and equipment	(12,187)	(8,401)
Intangible asset additions	(8,915)	(10,319)
Adjusted Free Cash Flow	$102,733	$88,081
GAAP Cash flows from operations as a % of Non-GAAP Revenue	38.8%	27.3%
Adjusted Cash flows from operations as a % of Non-GAAP Revenue	40.2%	33.1%
Adjusted Free Cash Flow as a % of Non-GAAP Revenue	33.3%	27.3%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended March 31,
	2019	2020
	(in thousands)
Cost of revenue	$980	$1,258
Research and development	4,075	4,656
Sales and marketing	3,778	4,473
General and administrative	6,198	6,474
Total stock based-compensation	$15,031	$16,861

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2020
Cash flows from operating activities
Net income (loss)	$(9,039)	$(11,285)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	15,031	16,861
Depreciation and amortization	75,944	69,245
Benefit from deferred income taxes	(11,651)	(9,781)
Other, net	337	521
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	6,024	(986)
Prepaid expenses and other current assets	2,883	(16,547)
Other assets	(6,674)	(4,262)
Accounts payable	9,344	(8,605)
Accrued liabilities	19,350	3,603
Deferred revenue	23,820	48,526
Other long-term liabilities	(5,719)	709
Net cash provided by operating activities	119,650	87,999
Cash flows from investing activities
Purchases of property and equipment	(12,187)	(8,401)
Intangible asset additions	(8,915)	(10,319)
Acquisition of businesses, net of cash acquired	(22,463)	—
Net cash provided by (used in) investing activities	(43,565)	(18,720)
Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	41	85
Payments of withholding taxes in connection with restricted stock unit vesting	(7,789)	(1,937)
Payment of contingent consideration	—	(1,294)
Dividends paid on common stock	(16,517)	—
Purchase of treasury stock	(54,067)	—
Net cash provided by (used in) financing activities	(78,332)	(3,146)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,385)	(4,663)
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,632)	61,470
Cash, cash equivalents and restricted cash, beginning of period	150,492	129,888
Cash, cash equivalents and restricted cash, end of period	$146,860	$191,358